UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 21, 2008

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Metz, formerly President and Chief Executive Officer of PRIMEDIA Inc. and CEO of PRIMEDIA’s Consumer Source Inc. business, has tendered his resignation effective April 25, 2008.

Effective on or before May 27, 2008, Charles Stubbs will become the President and CEO of PRIMEDIA Inc. Dean Nelson, Chairman of the Board of PRIMEDIA Inc., will serve as interim President and CEO of PRIMEDIA until Mr. Stubbs begins his employment. Attached, as Exhibit 99.1, is a press release issued by PRIMEDIA announcing the resignation of Mr. Metz and the appointment of Mr. Stubbs.

On April 21, 2008, PRIMEDIA Inc. entered into an employment agreement with Charles Stubbs. The agreement provides, in part, that Mr. Stubbs will be paid an annual base salary of $500,000. The foregoing description is qualified in its entirety by reference to the aforementioned employment agreement, a copy of which is furnished as Exhibit 99.2 to this report on Form 8-K, and incorporated herein in its entirety by this reference.

Item 9.01	Financial Statements and Exhibits.

	Exhibit 99.1	Press release issued by PRIMEDIA Inc. on April 22, 2008.

	Exhibit 99.2	Charles Stubbs Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: April 22, 2008
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by PRIMEDIA Inc. on April 22, 2008.

99.2	Charles Stubbs Employment Agreement.